UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 24, 2008

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway Omaha, Nebraska	68154-5200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On April 24, 2008, the Partnership issued a press release announcing financial results for the Partnership's 2008 first quarter earnings.  A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 hereto are being furnished and are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not otherwise subject to the liabilities of that section.  Accordingly, the information in this Item 2.02 and Exhibit 99.1 hereto will not be incorporated by reference into any filing made by the Partnership under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01  Other Events.

Bison Pipeline Project – On April 4, 2008, Northern Border Pipeline Company announced that its wholly-owned subsidiary, Bison Pipeline LLC, is conducting a binding open season for potential shippers to request firm pipeline capacity on a proposed new pipeline system. Should this project be built, it will provide another transportation source for Northern Border shippers to export natural gas supply from the Rockies basin.

It is anticipated that the Bison Pipeline Project will consist of approximately 289 miles of 24-inch diameter pipeline, compression and related facilities, originating at the natural gas gathering facilities of Fort Union Gas Gathering, L.L.C. and Bighorn Gas Gathering, LLC near Dead Horse, Wyoming. The pipeline would extend in a northeasterly direction to its terminus in Morton County, North Dakota near Northern Border’s Compressor Station No. 6. The initial capacity of the Bison Pipeline Project is anticipated to be approximately 400 MMcf/d with a maximum capacity of 660 MMcf/d. However, the ultimate capacity of the pipeline will be determined by the level of binding shipper commitments. The projected in-service date for the Bison Pipeline Project is November 15, 2010. It is estimated that this project will cost approximately $498 million. The final transportation rates and potential revenue are dependent upon the final project scope and shipper demand for the project, which may be affected by competition from other proposed pipelines to transport natural gas from the Rockies basin. The Bison Pipeline Project is contingent on the results of the binding open season and regulatory approvals.

Compressor Station Expansion Project – Tuscarora Gas Transmission Company’s compressor station expansion project to support Sierra Pacific Power Company’s Tracy Combined Cycle Power Plant went into service on April 1, 2008. The new contract of 40,000 Dth/d will generate approximately $5.8 million of annual revenue.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
by: TC PipeLines GP, Inc.,
its general partner

By:	/s/ Amy W. Leong
Amy W. Leong
Principal Financial Officer and Controller

Dated:  April 24, 2008

Exhibit No.	Description

99.1	Press Release dated April 24, 2008.